UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2023

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA
(Address of Principal Executive Offices)
94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	NMIH	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
NMI Holdings, Inc.’s (Company) Annual Meeting of Stockholders was held on May 11, 2023. On March 15, 2023, the record date for the Annual Meeting, 83,498,234 shares of the Company’s Class A common stock were outstanding and entitled to vote, of which 95.23% were present for purposes of establishing a quorum. At that meeting, stockholders took the actions below with respect to the proposals described in the Company’s 2023 Annual Proxy Statement, filed on March 31, 2023.
1.The following directors were elected:

	FOR	WITHHELD	BROKER NON-VOTES
Bradley M. Shuster	69,543,945	8,124,046	1,853,262
Adam S. Pollitzer	76,875,479	792,512	1,853,262
Michael Embler	71,487,820	6,180,171	1,853,262
Priya Huskins	71,805,035	5,862,956	1,853,262
James G. Jones	70,903,124	6,764,867	1,853,262
Lynn McCreary	75,399,929	2,268,062	1,853,262
Michael Montgomery	76,514,256	1,153,735	1,853,262
Regina L. Muehlhauser	77,153,263	514,728	1,853,262
Steven L. Scheid	70,885,445	6,782,546	1,853,262

2.The advisory vote to approve our executive compensation was approved by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
70,042,600	7,445,919	179,472	1,853,262

3.The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023 was approved by the following vote:

FOR	AGAINST	ABSTAIN
78,938,530	572,024	10,699

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: May 11, 2023	By:	/s/ William J. Leatherberry
William J. Leatherberry
EVP, General Counsel

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